Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MHI Hospitality Corporation

Williamsburg, Virginia

We consent to the use of our report dated March 11, 2005, with respect to the consolidated balance sheet of MHI Hospitality Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, owners’ equity, and cash flows for the period from December 21, 2004 (inception) to December 31, 2004, and the related financial statement schedule of real estate and accumulated depreciation, and with respect to the combined balance sheet of MHI Hotel Services Group, accounting predecessor to MHI Hospitality Corporation, as of December 31, 2003 and the related statements of operations, owners’ equity, and cash flows for the period from January 1, 2004 to December 20, 2004 and for each of the years in the two-year period ended December 31, 2003, which appear in the December 31, 2004, Annual Report on Form 10-K of MHI Hospitality Corporation, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ PKF Witt Mares, PLC

Williamsburg, Virginia

December 20, 2005